Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of Aspen Insurance Holdings Limited (the “Company”) for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher O’Kane as Chief Executive Officer of the Company and John Worth as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. paragraph 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2013

By:	/s/ Christopher O’Kane
Name: Christopher O’Kane
Title: Chief Executive Officer

Date: February 26, 2013

By:	/s/ John Worth
Name: John Worth
Title: Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.